UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2024

THE DIXIE GROUP, INC.
(Exact name of registrant as specified in its charter)

Tennessee	0-2585	62-0183370
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

475 Reed Road	Dalton	Georgia	30720
(Address of principal executive offices)			(Zip Code)

(706)	876-5800
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $3 Par Value	DXYN	NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The Company announced today it received an extension of 180 calendar days from the NASDAQ Stock Market LLC (“Nasdaq”) to regain compliance with the Nasdaq’s minimum $1.00 bid price requirement set forth in Rule 5550(a)(2) for continued listing on the Nasdaq Capital Market (the “bid price requirement”), following expiration of the initial 180 calendar day period to regain compliance with the Bid Price Requirement, and the Company’s written notice of its intent to cure the deficiency during the second compliance period.

As a result of the extension, the company now has until September 23, 2024 to regain compliance with the Bid Price Requirement. If at any time before September 23, 2024 the bid price of the Company’s common shares closes at or above $1.00 per share for a minimum of 10 consecutive business days, Nasdaq will provide written notification to the Company that it has achieved compliance with the Bid Price Requirement. The Company will continue to monitor the closing bid price of its common stock and the Company will consider all available options to regain compliance with the Minimum Bid Price Requirement.

If the Company does not regain compliance with the Bid Price Requirement by September 23, 2024 Nasdaq will provide written notification to the Company that its shares will be subject to delisting. At such time, the Company may appeal the delisting determination to a Nasdaq Hearings panel. The Company would remain listed pending the panel’s decision. There can be no assurance that, if the Company does appeal a subsequent delisting determination, such appeal would be successful.

Nasdaq’ extension notice has no immediate effect on the listing or trading of the Company’s common stock, which will trade on the Nasdaq Capital Market under the symbol “DXYN”.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: 3/28/2024	THE DIXIE GROUP, INC.

By: /s/ Allen L. Danzey
Allen L. Danzey
Chief Financial Officer